Exhibit 99.1

Jamba, Inc. Announces Preliminary Unaudited Fourth Quarter and Fiscal Year 2014 Financial Results

Comparable Store Sales Increase for Quarter and Year

Aggressive Move Continues to Asset-Light Model

$25 million Share Repurchase Program Initiated

Emeryville, Calif. – March 12, 2015 - Jamba, Inc. (NASDAQ:JMBA) today reported preliminary unaudited financial results for the fourth fiscal quarter and year ended December 30, 2014 and an update on strategic initiatives. Jamba demonstrated continued momentum driven by the 2014 launch of made-to-order juices and energy bowls that helped drive increased same store sales for the quarter and for the year, the fourth consecutive year of comparable store sales growth. For the fourth quarter, Jamba reported comparable store sales increases for the system of 4.9%, company-owned stores of 4.2%, and franchise-operated stores of 5.4%. For the full year, the comparable store sales increases were 2.7% for the system, 2.8% for company-owned stores and 2.7% for franchise-operated stores. On a GAAP basis, for the full year, net loss attributable to Jamba, Inc. was approximately $(3.6) million, or $(0.21) diluted loss per share, which included upfront costs for the launch of Jamba’s juice platforms, costs incurred in the transition of certain administrative functions to third party service provider Capgemini, the purchase of 23 net operating stores from a franchisee and costs incurred in the move to an asset-light business model. On a non-GAAP basis, which excludes the upfront costs, adjusted net income attributable to Jamba, Inc.(2) was approximately $3.6 million or $0.20 diluted earnings per share.

Overview and update on strategic initiatives

“We made significant progress in transforming Jamba with value creating initiatives to introduce innovative products and marketing, reduce costs and enhance productivity, accelerate our move to an asset-light model with expanded refranchising, increase our store growth with renewed franchise recruiting, return capital to shareholders through our first-ever share re-purchase program, and add new perspectives and strength to our Board with our proposed new directors” said James D. White, chairman, president and CEO of Jamba, Inc.

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“Our overall results reflect the successful launch of our juice and Energy Bowl platforms. We anticipate that our expanded franchise recruiting and development efforts will generate store openings in 2015 in key new markets. The net impact of these efforts will double our annual store openings with a target of 100 to 125 in 2015 and the goal of adding up to 500 new stores in the next five years domestically.”

Mr. White indicated that Jamba is firmly committed to an asset-light strategy and identified a near-term objective to refranchise approximately 114 company-owned stores by mid-2015, which would take the franchise/company store mix to over 80%/20%. “Our accelerated refranchising initiative should enable further cost savings beyond those previously announced. We will provide updates as these initiatives develop,” he said.

Highlights for the 52 weeks ended December 30, 2014, compared to the 52 weeks ended December 31, 2013:

•	Reflecting the traction gained by juice, Company-owned comparable store sales(1) increased 2.8% while franchise-operated comparable store sales(1)were up 2.7% and system-wide comparable sales(1) grew 2.7% for the fiscal year ended December 30, 2014 compared to the prior year.
•	Juice sales grew throughout the year, and from May to December they increased from 7.0% to 13.4% of Company-store revenue, making Jamba the leading retailer of premium fresh juices in the country.
•	Net loss attributable to Jamba, Inc. was approximately $(3.6) million, or $(0.21) diluted loss per share. Adjusted net income attributable to Jamba, Inc.(2) on a non-GAAP basis was approximately $3.6 million, or $0.20 diluted earnings per share, excluding $7.3 million in upfront costs for the launch of the Company’s juice platforms, costs for the transition of administrative functions to Capgemini, the purchase of 23 net operating franchise stores and costs incurred in the transition to an asset-light business model.
•	Total revenue decreased 4.9% to $218.0 million compared to $229.2 million for the prior year, primarily resulting from a decrease in company-owned stores due to ongoing refranchising initiatives.
•	General and administration expense decreased slightly to $37.3 million compared to $37.8 million for the prior year. On a non-GAAP basis, adjusted general and administration expense(2) was $33.7 million, which excludes upfront general and administration expense, primarily related to the Company’s organizational restructuring, expenses for the transition of certain administrative functions to Capgemini and the purchase of 23 net operating stores in the Midwest from a franchisee, which stores the Company expects to refranchise. We expect general and administrative expense for 2015 to be approximately $30 million.
•	Shares repurchased during the year were 910,813, utilizing $12.0 million under our $25 million share repurchase plan.
•	Plans were set for the refranchising of 114 Company-owned stores by mid-2015 to accelerate Jamba’s move to an asset-light business model.
•	Global development continued with franchisees opening 67 Jamba Juice stores; 24 traditional, eight non-traditional, 11 Smoothie Stations, and 24 units in International markets, of which 15 are non-traditional and nine traditional. At fiscal year-end, there were 868 stores globally; 263 company stores, 543 domestic franchise stores and 62 international franchise stores.

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Highlights for the 13 weeks ended December 30, 2014, compared to the 13 weeks ended December 31, 2013:

•	Driven by the growth in juice and Energy Bowls, Company-owned comparable store sales(1) increased 4.2%, franchise-operated comparable store sales(1) were up 5.4% and system-wide comparable store sales(1) grew 4.9% for the 13 weeks ended December 30, 2014 compared to the prior year.
•	Net loss attributable to Jamba, Inc. was approximately $(8.0) million, or $(0.47) diluted loss per share. On a non-GAAP basis, adjusted net loss attributable to Jamba, Inc.(2) was approximately $(4.7) million, or $(0.27) diluted loss per share, excluding $3.3 million in up-front costs resulting from the launch of the Company’s juice platforms, the transition of administrative functions to Capgemini, the purchase of 23 net operating franchise stores and costs incurred in the transition to an asset-light business model.
•	Total revenue remained relatively flat at $43.9 million compared to total revenue of $44.1 million for the prior year.
•	General and administration expense remained relatively flat at $9.9 million compared to $10.0 million for the prior year. On a non-GAAP basis, adjusted general and administration expense(2) was $7.8 million, which excludes upfront general and administration expense, primarily related to the Company’s organizational restructuring, expenses for the transition of certain administrative functions to Capgemini and the purchase of 23 net operating stores in the Midwest from a franchisee which stores the Company expects to refranchise.

Results for Fiscal Year 2014

Revenue

For the fiscal year ended December 30, 2014, total revenue decreased 4.9% to $218.0 million from $229.2 million in the prior year. The decrease is primarily caused by the reduction in the number of Company-owned stores due to Jamba’s refranchising strategy, partially offset by the 2.8% increase in Company-owned comparable store sales(1). Jamba had 263 Company-owned stores at the end of the 2014 fiscal year compared with 268 at the end of 2013. The increase in Company-owned comparable store sales(1) of 2.8% was driven primarily by an increase in average check of 470 basis points, partially offset by a decrease in transaction count of 190 basis points. During the fiscal year, franchise-operated comparable store sales(1) increased 2.7%.

Top line revenue drivers were the strong performances in fresh and ready-to-drink juice and the new Energy Bowl platforms that Jamba introduced in the second half of the fiscal year. Franchise and other revenue increased 18.0% to $19.3 million from $16.4 million in the prior year. JambaGO® and CPG revenue was $5.0 million for the 2014 fiscal year compared to $3.8 million for the prior year.

(Loss) Income from Operations and Operating Margin

For the full year, loss from operations was approximately $(3.3) million, which included upfront costs for the launch of Jamba’s juice platforms, the transition of certain administrative functions to Capgemini, the purchase of 23 net operating stores from a franchisee and the move to an asset-light business model. On a non-GAAP basis which excludes the upfront costs, adjusted income from operations(2) was approximately $3.8 million or 1.7% compared to 1.0% from the prior year. Operating margins were impacted by higher labor costs and cost of goods sold, due to the accelerated launch of the juice and Energy Bowl platforms. High consumer demand and competitive advantage gained by having a leading national presence led Jamba to move up the launch dates for these product offerings. There are plans in place to optimize the costs of goods related to the fresh produce supply that will start to impact operating margins by the second quarter of 2015. In addition, process improvements around store efficiencies are in test and we expect those to be implemented during the same time frame.

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Fourth Quarter Fiscal 2014 Results

Revenue

For the fourth quarter ended December 30, 2014, total revenue was essentially flat at $43.9 million compared to the $44.1 million in the prior year period. The slight decrease is primarily caused by the reduction in Company-owned stores due to Jamba’s refranchising strategy, partially offset by the 4.2% increase in Company-owned comparable store sales(1),which was driven primarily by an increase in average check of 370 basis points and a 50 basis point increase in traffic.

Franchise and other revenue increased 20.7% to $4.5 million from $3.7 million in the prior year period. The increase was attributable to an increase in franchise revenue due to nine new and five refranchised domestic stores and seven new international franchise-operated stores, a 50.8% increase in CPG and JambaGO revenue, and the 5.4% increase in franchise-operated comparable store sales(1). Jamba’s CPG and JambaGO revenue was $1.3 million in the fourth quarter of 2014, compared to $0.9 million in the prior year period.

(Loss) from Operations and Operating Margin

For the fourth quarter, loss from operations was approximately $(7.9) million, which included upfront costs for the launch of Jamba’s juice platforms, the transition of administrative functions to Capgemini, the purchase of 23 net operating stores from a franchisee and the move to an asset-light business model. On a non-GAAP basis which excludes the upfront costs, adjusted loss from operations(2) was approximately $(4.6) million or (10.4)% compared to (14.3)% from the prior year. Operating margins were impacted by higher labor costs and cost of goods sold, due to the accelerated launch of the juice and Energy Bowl platforms.

Retail Growth

At December 30, 2014, system-wide, Jamba® had 806 stores in the United States, of which 543 are franchise-operated stores and 263 are Company-owned stores. Franchise-operated stores include 39 Smoothie Stations™, Jamba’s limited menu express format. On an international basis, Jamba had 62 stores at the end of the fiscal year, all franchise operated.

During 2014, Jamba opened 43 domestic franchise-operated stores, of which 19 are non-traditional and 24 traditional and 24 international franchise-operated stores, of which 15 are non-traditional and nine traditional. In 2014, Jamba signed agreements to enter the Middle East and Taiwan with plans for a total of 1,400 stores in 10 years. Internationally, there are 28 Jamba stores in South Korea, 16 in the Philippines, 15 in Canada, two in Mexico, and one in the Middle East.

No new Company-owned stores opened during the fiscal year, and Jamba acquired 23 net operating stores in the Midwest from a franchise partner as of September 28, 2014, with plans to re-franchise these stores by mid-2015. 50 stores were closed globally. Growth continues at JambaGO® with units in operation approaching 2,000.

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Liquidity

On December 30, 2014, the Company held $17.8 million in cash and cash equivalents compared to cash and cash equivalents of $32.4 million at December 31, 2013. As of December 30, 2014 the Company did not have any restricted cash. During the year, the Company repurchased 910,813 shares of common stock on the open market at an average price of $13.17.

Guidance for 2015

The Company looks to 2015 as a year of earnings growth, cost reduction and value creation in which it will continue to aggressively return capital to shareholders through its stock repurchase program. Jamba set preliminary annual targets of:

•	Company-owned comparable store sales(1) of 3%-5% ;
•	Operating margin of 4%-6% of revenue;
•	100-125 new U.S. and international store locations;
•	G&A at $30 million;
•	Continued pursuit of the asset-light strategy, with the refranchising of 114 stores by mid-2015.

Webcast and Conference Call Information

A conference call to review the preliminary unaudited fourth quarter and fiscal year 2014 results will be held today, March 12, 2015 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13602547. The replay will be available until April 2, 2015. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

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About Jamba, Inc.

Jamba, Inc. owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot teas and a variety of food items including, Energy Bowls™, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, baked goods and snacks. As of December 30, 2014, there were 868 store locations globally. There were 263 Company-owned and operated stores and 543 franchise-operated stores in the United States, and 62 franchise-operated international stores. Jamba Juice Company expands the Jamba® brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Guidance for 2015” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  In addition, the unaudited financial results are preliminary, and, therefore, subject to the Company’s completion of the customary year end closing and audit procedures. Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

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Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal year to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

(2) Non-GAAP adjusted net income attributable to Jamba, Inc. is calculated as net income attributable to Jamba, Inc. as determined in accordance with GAAP excluding the cost items as specifically identified in the non-GAAP reconciliation schedules set forth below associated with the Company’s juice launch, transition and legal costs related to the Company’s move to outsource specified services to Capgemini, costs associated with the purchase of 23 net operating stores from an existing franchisee in the Midwest and transition costs accompanying the move to an asset-light business model. Non-GAAP general and administration expense is calculated as general and administration expense in accordance with GAAP excluding $3.6 million of the portion of such transitional costs in general and administration expenses. The Company believes that net income attributable to Jamba, Inc. and general and administration expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net gain/loss without the impact of what the Company believes to be upfront transitional costs. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from non-GAAP adjusted net income/loss attributable to Jamba, Inc. and general and administration expense.

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JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary - Unaudited)

	13 Week	13 Week	52 Week	52 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands except share and per share amounts)	December 30, 2014	December 31, 2013	December 30, 2014	December 31, 2013

Revenue:
Company stores	$39,456	$40,348	$198,737	$212,887
Franchise and other revenue	4,477	3,708	19,311	16,362
Total revenue	43,933	44,056	218,048	229,249

Costs and operating expenses:
Cost of sales	12,456	10,357	52,236	52,211
Labor	14,383	13,548	61,749	62,015
Occupancy	6,847	7,250	27,630	29,350
Store operating	7,792	7,656	33,089	34,802
Depreciation and amortization	2,169	2,626	10,084	10,974
General and administrative	9,859	10,004	37,278	37,771
Other operating, net	(1,693)	(1,089)	(718)	(242)
Total costs and operating expenses	51,813	50,352	221,348	226,881

(Loss) Income from operations	(7,880)	(6,296)	(3,300)	2,368

Other income (expense), net:

Interest income	19	8	74	9
Interest expense	(52)	(51)	(195)	(242)
Total other expense, net	(33)	(43)	(121)	(233)

(Loss) income before income taxes	(7,913)	(6,339)	(3,421)	2,135

Income tax (expense ) benefit	(106)	616	(168)	(55)
Net (loss) income	(8,019)	(5,723)	(3,589)	2,080

Redeemable preferred stock dividends and deemed dividends	-	-	-	(588)

Less: Net income attributable to noncontrolling interest	4	-	43	-
Net (loss) income attributable to Jamba, Inc.	$(8,023)	$(5,723)	$(3,632)	$1,492

Weighted-average shares used in computation of (loss) earnings per share:

Basic	17,134,490	17,133,479	17,197,904	16,793,235
Diluted	17,134,490	17,133,479	17,197,904	17,222,030

(Loss) earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$(0.47)	$(0.33)	$(0.21)	$0.09
Diluted	$(0.47)	$(0.33)	$(0.21)	$0.09

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	Reported		As Adjusted
	13 Week		13 Week	13 Week
	Period Ended	Transitional	Period Ended	Period Ended
(In thousands except share and per share amounts)	December 30, 2014	Costs	December 30, 2014	December 31, 2013

Revenue:
Company stores	$39,456	$157	$39,613	$40,348
Franchise and other revenue	4,477	330	4,807	3,708
Total revenue	43,933	487	44,420	44,056

Costs and operating expenses:
Cost of sales	12,456	(314)	12,142	10,357
Labor	14,383	-	14,383	13,548
Occupancy	6,847	-	6,847	7,250
Store operating	7,792	(290)	7,502	7,656
Depreciation and amortization	2,169	-	2,169	2,626
General and administrative	9,859	(2,040)	7,819	10,004
Other operating, net	(1,693)	(117)	(1,810)	(1,089)
Total costs and operating expenses	51,813	(2,761)	49,052	50,352

(Loss) Income from operations	(7,880)	3,248	(4,632)	(6,296)

Other income (expense), net:

Interest income	19	-	19	8
Interest expense	(52)	-	(52)	(51)
Total other expense, net	(33)	0	(33)	(43)

(Loss) income before income taxes	(7,913)	3,248	(4,665)	(6,339)

Income tax (expense ) benefit	(106)	65	(41)	616

Net (loss) income	(8,019)	3,313	(4,706)	(5,723)

Redeemable preferred stock dividends and deemed dividends	-	-	-	-

Less: Net income attributable to noncontrolling interest	4	-	4	-
Net (loss) income attributable to Jamba, Inc.	$(8,023)	$3,313	$(4,710)	$(5,723)

Weighted-average shares used in computation of (loss) earnings per share:

Basic	17,134,490		17,134,490	17,133,479
Diluted	17,134,490		17,134,490	17,133,479

(Loss) earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$(0.47)		$(0.27)	$(0.33)
Diluted	$(0.47)		$(0.27)	$(0.33)

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 JAMBA, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Preliminary - Unaudited)

   Adjusted for Transitional Costs Associated with Juice Launch and Shift to Asset Light Business Model Transition Costs

	Reported		As Adjusted
	52 Week		52 Week	52 Week
	Period Ended	Transitional	Period Ended	Period Ended
(In thousands except share and per share amounts)	December 30, 2014	Costs	December 30, 2014	December 31, 2013

Revenue:
Company stores	$198,737	$168	$198,905	$212,887
Franchise and other revenue	19,311	$945	20,256	16,362
Total revenue	218,048	$1,113	219,161	229,249

Costs and operating expenses:
Cost of sales	52,236	(921)	51,315	52,211
Labor	61,749	(523)	61,226	62,015
Occupancy	27,630	-	27,630	29,350
Store operating	33,089	(715)	32,374	34,802
Depreciation and amortization	10,084	-	10,084	10,974
General and administrative	37,278	(3,602)	33,676	37,771
Other operating, net	(718)	(235)	(953)	(242)
Total costs and operating expenses	221,348	(5,996)	215,352	226,881

(Loss) Income from operations	(3,300)	7,109	3,809	2,368

Other income (expense), net:

Interest income	74	-	74	9
Interest expense	(195)	-	(195)	(242)
Total other expense, net	(121)	-	(121)	(233)

(Loss) income before income taxes	(3,421)	7,109	3,688	2,135

Income tax (expense ) benefit	(168)	142	(26)	(55)
Net (loss) income	(3,589)	7,251	3,662	2,080

Redeemable preferred stock dividends and deemed dividends	-	-	-	(588)

Less: Net income attributable to noncontrolling interest	43	-	43	-

Net (loss) income attributable to Jamba, Inc.	$(3,632)	$7,251	$3,619	$1,492

Weighted-average shares used in computation of (loss) earnings per share:

Basic	17,197,904		17,197,904	16,793,235
Diluted	17,197,904		17,653,716	17,222,030

(Loss) earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$(0.21)		$0.21	$0.09
Diluted	$(0.21)		$0.20	$0.09

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STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Fiscal year ended December 30, 2014
At December 31, 2013	268	535	48	851
Opened	-	43	24	67
Closed	(13)	(27)	(10)	(50)
Acquired	26	(26)		-
Refranchised	(18)	18		-
At December 30, 2014	263	543	62	868

Fiscal year ended December 31, 2013
At January 1, 2013	301	473	35	809
Opened	2	52	15	69
Closed	(4)	(21)	(2)	(27)
Refranchised	(31)	31		-
At December 31, 2013	268	535	48	851

COMPARABLE STORE SALES
	13 Week	13 Week	52 Week	52 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	December 30, 2014	December 31, 2013	December 30, 2014	December 31, 2013

Percentage Change in Comparable store sales
Company stores	4.2%	3.4%	2.8%	0.5%
Franchise stores	5.4%	-2.1%	2.7%	-0.6%
System-wide	4.9%	0.3%	2.7%	-0.1%

Percentage Change in Comparable Company store sales
Traffic effect	0.5%	-1.5%	-1.8%	-1.9%
Average check effect	3.7%	4.9%	4.6%	2.4%
Total Comparable Company store sales	4.2%	3.4%	2.8%	0.5%

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